Exhibit 99.1

Amendment No. 1, dated as of February 27, 2009 (this "Amendment”) to the Securities Purchase Agreement referred to below by and between PhotoMedex, Inc., a Delaware corporation (the "Company"), and Perseus Partners VII, L.P., a Delaware limited partnership (the "Purchaser").

Introduction

The Company and the Purchaser are parties to a Securities Purchase Agreement dated as of August 4, 2008 (as amended, modified and supplemented from time to time, the "Securities Purchase Agreement").  Capitalized terms used in this Amendment without definition shall have the meanings assigned thereto in the Securities Purchase Agreement.

The Company and the Purchaser desire, on the terms and conditions set forth in this Amendment, to amend and/or waive certain provisions of the Securities Purchase Agreement.

In consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

Section 1.1        Amendments to Definitions.  Section 1.1 of the Securities Purchase Agreement is hereby amended as follows:

(a)           The definition of “Aggregate Perseus Ownership” is hereby amended and restated to read in its entirety as follows:

“Aggregate Perseus Ownership” means, at any time from and after the First Tranche Closing, the sum of (i) the aggregate number of Conversion Shares that are issuable (as of the date of issuance of the relevant Notes) upon conversion in full of all Notes that have been or should have been issued to the Purchaser at or prior to such time, and (ii) the aggregate number of Warrant Shares that are issuable (as of the date of issuance of the relevant Warrants) upon exercise in full of all Warrants that have been or should have been issued to the Purchaser at or prior to such time, in each case as adjusted for any subdivision or combination of the Common Stock (by stock split, reverse stock split, dividend, reorganization, recapitalization or otherwise) that may occur on or after the First Tranche Closing Date, and, in the case of the Notes and the Warrants and without duplication, any adjustments to the conversion ratio of the Notes or exercise ratio of the Warrants provided for by the terms thereof.

(b)           The definitions of “First Tranche Common Shares”, “Transfer Agent” and “Transfer Agent Instructions” are hereby deleted in their entirety.

(c)           The following definition of “Pledge Agreement” is hereby inserted in appropriate alphabetical order as follows:

“Pledge Agreement” means the Pledge and Security Agreement to be entered into between the Company and the Purchaser at the First Tranche Closing, substantially in the form attached hereto as Exhibit E.

(d)           The definition of “Securities” is hereby amended and restated to read in its entirety as follows:

"Securities" means the Notes, the Warrants, the Conversion Shares and the Warrant Shares.

(e)           The definition of “Transaction Documents” is hereby amended and restated to read in its entirety as follows:

"Transaction Documents" means collectively this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Management Rights Letter, the Pledge Agreement and such other documents, instruments and agreements executed in connection with the consummation of the transactions contemplated hereby.

Section 1.2        Amendments to Article II of Securities Purchase Agreement.

(a)           Section 2.1(a) of the Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

(a)           at the First Tranche Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, (i) the First Tranche Note and (ii) the First Tranche Warrant, for an aggregate purchase price equal to the First Tranche Note Amount (the transactions described in this Section 2.1(a), the "First Tranche Issuance"); and

(b)           Section 2.3 of the Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

Section 2.3   Transactions to be Effected at the First Tranche Closing.  At the First Tranche Closing:

(a)           The Purchaser shall pay to the Company cash in an amount equal to the First Tranche Note Amount, by wire transfer of immediately available funds in accordance with wire instructions provided by the Company not less than two Business Days prior to the First Tranche Closing Date.

(b)           The Company shall pay to Perseus a transaction fee of $210,000.00 in cash by wire transfer of immediately available funds in accordance with wire instructions provided to the Company prior to the First Tranche Closing Date.

(c)           The Company shall deliver to the Purchaser: (i) the First Tranche Note; and (ii) the First Tranche Warrant.

(d)           The Company shall deliver to the Purchaser duly executed counterparts of the Registration Rights Agreement, the Management Rights Letter and the Pledge Agreement.

(e)           The Purchaser shall deliver to the Company duly executed counterparts of the Registration Rights Agreement, the Management Rights Letter and the Pledge Agreement.

(f)           The Company shall pay all Transaction Expenses then owed to the Purchaser pursuant to Section 5.22, as directed by the Purchaser not less than one Business Day prior to the First Tranche Closing Date.

(g)           The Company shall deliver to the Purchaser releases of the Purchaser and its affiliates from any claims arising from the delay in the First Tranche Closing, in form and substance satisfactory to the Purchaser and duly executed by each of Photo Therapeutics and the Company.

(c)           Section 2.6 of the Securities Purchase Agreement is hereby amended by deleting therefrom each reference to “the First Tranche Common Shares”.

Section 1.3            Amendments to Article V of Securities Purchase Agreement.

(a)           Section 5.19 of the Securities Purchase Agreement is hereby amended by:

(i)            inserting therein a new clause (o) as set forth below and redesignating existing clause (o) as clause (p):

(o) amend, modify, supplement or waive any material provision of, or provide any consideration to obtain the waiver of any provision of, the Master Term Loan and Security Agreement, dated as of December 31, 2007 (the “CIT Loan Agreement”), by and among the Company, CIT Healthcare LLC, as agent and lender, and Life Sciences Capital LLC, as lender, as the CIT Loan Agreement has been amended through the date hereof, or amend, modify, supplement or waive any repayment schedule to or other material provision of, or provide any consideration to obtain the waiver of any repayment schedule to or provision of, any Term Note (as defined in the CIT Loan Agreement) issued pursuant to the CIT Loan Agreement; or

(ii)           changing the reference to “clauses (a)-(c) or (e)-(n)” in redesignated clause (p) to refer to “clauses (a)-(c) or (e)-(o)”.

(b)           A new Section 5.30 is added to the Securities Purchase Agreement as set forth below:

Section 5.30.  Extended Financing.  The Company shall take, or cause to be taken, all commercially reasonable actions and do, or cause to be done, all things necessary, proper or advisable to arrange the Extended Financing. The Company shall form a financing committee of the Board to monitor the progress of arranging the Extended Financing, which committee shall include the director designated by the Purchaser and one of the independent directors of the Company.  The Company shall cause its management to keep the financing committee of the Board informed on the status of the Company’s efforts to arrange the Extended Financing.  For the purposes of clarity and notwithstanding anything contained herein to the contrary, the decision to enter into any Extended Financing, and the approval of the terms and conditions thereof, shall be subject in all respects to the sole and absolute discretion of the Board, and shall be subject to the consent rights of the Purchaser pursuant to Section 5.19.  For purposes of this Agreement, “Extended Financing” means a new credit facility of the Company pursuant to which the Company shall have the right, over a period of at least 18 months, to obtain additional financing in an amount of not less than $10,000,000.00, on then-prevailing market terms and conditions.

Section 1.4            Amendment to Article VI of the Securities Purchase Agreement.  Section 6.2(e) of the Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

(e)           Notes; Warrants.  The Company shall have delivered to the Purchaser (i) the First Tranche Note and (ii) the First Tranche Warrant.

Section 1.5            Amendments to Exhibits to Securities Purchase Agreement.

(a)           Exhibit A to the Securities Purchase Agreement is hereby amended and restated in its entirety to be in the form of Exhibit 1 hereto.

(b)           Exhibit E to the Securities Purchase Agreement is hereby amended and restated in its entirety to be in the form of Exhibit 2 hereto.

Section 1.6            Representations and Warranties.

(a)           The Company hereby represents and warrants to the Purchaser as follows:

(i)           The Company has all requisite corporate power and authority to enter into and consummate the transactions contemplated by this Amendment.  The execution, delivery and performance by the Company of this Amendment and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required.

(ii)           This Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (y) the effect of rules of Law governing the availability of specific performance and other equitable remedies.

(iii)          The execution, delivery and performance by the Company of this Amendment and the consummation by the Company of the transactions expressly effected by the provisions of this Amendment do not and will not: (x) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents; (y) conflict with, violate or result in a breach of any provision of, or constitute a default under (or an event that with notice or lapse of time or both would become a default under), or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected; or (z) result in a violation of any Law or Order of any Governmental Entity to which the Company or a Subsidiary is subject, except in the case of clauses (x) and (y) above, for such conflicts or violations that, individually or in the aggregate, are not material and do not otherwise affect the ability of the Company to consummate the transactions contemplated by this Amendment.

(b)           The Purchaser hereby represents and warrants to the Company as follows:

(i)           The Purchaser has all requisite limited partnership power and authority to enter into and to consummate the transactions contemplated by this Amendment.  The execution, delivery and performance by the Purchaser of this Amendment and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser.

(ii)           This Amendment has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (y) the effect of rules of Law governing the availability of specific performance and other equitable remedies.

(iii)          The execution, delivery and performance by the Purchaser of this Amendment and the consummation by the Purchaser of the transactions contemplated hereby do not and will not: (x) result in a violation of the organizational documents of the Purchaser or; (y) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party; or (z) result in a violation of any Law (including federal and state securities laws) or Order applicable to the Purchaser, except in the case of clauses (x) and (y) above, for such conflicts or violations that, individually or in the aggregate are not material and do not otherwise affect the ability of the Purchaser to consummate the transactions contemplated by this Amendment.

Section 1.7            Fees and Expenses Incurred by Purchaser.  The Company hereby acknowledges that all fees and expenses incurred by the Purchaser (including, but not limited to the fees and expenses of counsel) in connection with (a) the investigation and evaluation of the matters arising out of the amendments and modifications to the CIT Loan Agreement; and (b) the preparation and negotiation of this Amendment and the documents contemplated hereby.

Section 1.8            Effectiveness of Amendments.  This Amendment shall become effective upon the execution and delivery of a counterpart hereto by each of the Company and the Purchaser.

Section 1.9            Effect of Amendment.  Except as expressly set forth herein: (i) the Securities Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed; and (ii) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver or amendment of, or otherwise affect the rights and remedies of the parties hereto under the Securities Purchase Agreement.

Section 1.10          Miscellaneous Items.  The provisions of Sections 9.1, 9.2, 9.3, 9.6, 9.7 and 9.8 (first sentence only) of the Securities Purchase Agreement shall apply to this Amendment as if set forth herein.

[Signature Page Follows]

In Witness Whereof, the Purchaser and the Company have caused this Amendment to be duly executed as of the date first above written.

PhotoMedex, Inc.

By:	/s/ Jeffrey F. O'Donnell
Name: Jeffrey F. O'Donnell
Title: President & Chief Executive Officer

Perseus Partners VII, L.P.

By:	Perseus Partners VII GP, L.P.,
its general partner

By:	Perseus Partners VII GP, L.L.C.,
its general partner

By:	/s/ Teresa Y Bernstein
Name: Teresa Y Bernstein
Title: Secretary

Exhibit 1
to Amendment No. 1

Amended and Restated Exhibit A to Securities Purchase Agreement

[See attached form of Secured Convertible Note]

Exhibit 2
to Amendment No. 1

Amended and Restated Exhibit E to Securities Purchase Agreement

[See attached form of Pledge and Security Agreement]